EXECUTION COPY

AMENDMENT NO. 2
TO MASTER REPURCHASE AGREEMENT

Amendment No. 2, dated as of July 18, 2005 (this "Amendment"), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the "Buyer"), MORTGAGEIT, INC. ("MortgageIT") and MORTGAGEIT HOLDINGS, INC. ("Holdings" and together with MortgageIT, the "Sellers").

RECITALS

The Buyer and the Sellers are parties to that certain Master Repurchase Agreement, dated as of March 11, 2005 and Amendment No. 1, dated as of June 17, 2005 (the "Existing Master Repurchase Agreement"; as amended by this Amendment, the "Master Repurchase Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Master Repurchase Agreement.

The Buyer and the Sellers have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement;

Accordingly, the Buyer and the Sellers agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1.    Increased Maximum Aggregate Purchase Price Period.    For purposes of this Amendment, this Section 1 will be effective only during the period beginning on July 18, 2005 through and including September 16, 2005 (the "Increased Maximum Aggregate Purchase Price Period").

1.1    Section 2 of the Existing Repurchase Agreement is hereby temporarily amended by deleting the definition of "Maximum Aggregate Purchase Price" in its entirety and replacing it with the following, which amendment shall be effective solely during the Increased Maximum Aggregate Purchase Price Period:

"Maximum Aggregate Purchase Price" means FIVE HUNDRED MILLION DOLLARS ($500,000,000).

SECTION 2.    Conditions Precedent.     This Amendment shall become effective on July 18, 2005 (the "Amendment Effective Date"), subject to the satisfaction of the following conditions precedent:

2.1    Delivered Documents.    On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(1)    this Amendment, executed and delivered by duly authorized officers of the Buyer, MortgageIT and Holdings; and

(2)    such other documents as the Buyer or counsel to the Buyer may reasonably request.

2.2    Payment of Attorneys' Fees.    On the Amendment Effective Date, the Sellers shall have paid attorneys' fees to Buyer or its counsel either by payment or by authorized debit in connection with this Amendment in an amount equal to $1,000.

SECTION 3.    Limited Effect.    Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 4.    Counterparts.    This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 5.    GOVERNING LAW.    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:	CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Buyer

By: /s/ Bruce S. Kaiserman Name: Bruce S. Kaiserman Title: Vice President

MortgageIT:	MORTGAGEIT, INC., as Seller

By: /s/ John R. Cuti Name: John R. Cuti Title: General Counsel and Secretary

Holdings:	MORTGAGEIT HOLDINGS, INC., as Seller

By: /s/ John R. Cuti Name: John R. Cuti Title: General Counsel and Secretary

EXECUTION COPY

Exhibit A

OFFICER'S COMPLIANCE CERTIFICATE

I,                                                                         , do hereby certify that I am the duly elected, qualified and authorized officer of MortgageIT, Inc. ("MortgageIT"). This Certificate is delivered to you in connection with Section 17b of the Master Repurchase Agreement dated as of March 11, 2005, among MortgageIT, Inc., MortgageIT Holdings, Inc. and Credit Suisse First Boston Mortgage Capital LLC (as amended from time to time, the "Agreement"), as the same may have been amended from time to time. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Agreement. I hereby certify that, as of the date of the financial statements attached hereto and as of the date hereof, MortgageIT is and has been in compliance with all the terms of the Agreement and, without limiting the generality of the foregoing, I certify that:

Adjusted Tangible Net Worth.    The Sellers, on a consolidated basis, have maintained an Adjusted Tangible Net Worth of at least $170,000,000. A detailed summary of the calculation of Seller's actual Adjusted Tangible Net Worth is provided in Schedule 1 hereto.

Indebtedness to Adjusted Tangible Net Worth Ratio.    The Sellers, on a consolidated basis, have maintained the ratio of Adjusted Indebtedness to Adjusted Tangible Net Worth of no greater than 15:1 and the ratio of Indebtedness to Adjusted Tangible Net Worth no greater than 25:1. A calculation of Sellers' actual Indebtedness to Adjust Tangible Net Worth is provided in Schedule 1 hereto.

Maintenance of Profitability.    Sellers have not permitted, for any Test Period, Net Income for such Test Period, before income taxes for such Test Period and distributions made during such Test Period, to be less than $1.00.

Insurance.    Sellers or their Affiliates, have maintained, for Sellers and their Subsidiaries, insurance coverage with respect to employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud or an aggregate amount of at least $                          . The actual amount of such coverage is $                          .

Financial Statements.    The financial statements attached hereto are accurate and complete, accurately reflect the financial condition of Sellers, and do not omit any material fact as of the date(s) thereof.

Documentation.    Sellers have performed the documentation procedures required by their operational guidelines with respect to endorsements and assignments, including the recordation of assignments, or have verified that such documentation procedures have been performed by a prior holder of such Mortgage Loan.

Compliance.    Each Seller has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in the Agreement and the other Program Agreements to be observed, performed and satisfied by it. [If a covenant or other agreement or condition has not been complied with, the applicable Seller shall describe such lack of compliance and provide the date of any related waiver thereof.]

Regulatory Action.    Neither Seller is currently under investigation or, to best of any Seller's knowledge, no investigation by any federal, state or local government agency is threatened. Neither Seller has been the subject of any government investigation that has resulted in the voluntary or involuntary suspension of a license, a cease and desist order, or such other action as could adversely impact Sellers' business. [If so, the applicable Seller shall describe the situation in reasonable detail and describe the action that Seller has taken or proposes to take in connection therewith.]

No Default.    No Default or Event of Default has occurred or is continuing. [If any Default or Event of Default has occurred and is continuing, applicable Seller shall describe the same in reasonable detail and describe the action such Seller has taken or proposes to take with respect thereto, and if such Default or Event of Default has been expressly waived by Buyer in writing, such Seller shall describe the Default or Event of Default and provide the date of the related waiver.]

Indebtedness.    All Indebtedness (other than Indebtedness evidenced by the Repurchase Agreement) of Sellers existing on the date hereof is listed on Schedule 2 hereto.

Purchased Mortgage Loans.    Attached hereto as Schedule 3 is a true and correct list of all Mortgage Loans purchased by Buyer and held by Custodian pending repurchase.

Originations.    Attached hereto as Schedule 4 is a true and correct summary of all Mortgage Loans originated by Sellers during the calendar quarter ending on [DATE].

Heding.    Attached hereto as Schedule 5 is a true and correct summary of all Interest Rate Protection Agreements entered into or maintained by Sellers during the calendar quarter ending on [DATE].

REIT Qualification Tests.    Holdings is, and has been since                           , a real estate investment trust (a "REIT") for U.S. federal income tax purposes. Attached hereto as Schedule 5 is a true and correct summary of the calculations for REIT qualification of Holdings.

REIT Asset and Income Tests.

1.	At the close of each taxable year, at least 75 percent of Holdings' gross income consists of (i) "rents from real property" within the meaning of Section 856(c)(3)(A) of the Code, (ii) interest on obligations secured by mortgages on real property or on interests in real property, within the meaning of Section 856(c)(3)(B) of the Code, (iii) gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) which is not property described in Section 1221(a)(1) of the Code, within the meaning of Section 856(c)(3)(C) of the Code, (iv) dividends or other distributions on, and gain (other than gain from "prohibited transactions" within the meaning of Section 857(b)(6)(B)(iii) of the Code) from the sale or other disposition of, transferable shares (or transferable certificates of beneficial interest) in other qualifying REITs within the meaning of Section 856(d)(3)(D) of the Code, and (v) amounts described in Sections 856(c)(3)(E) through 856(c)(3)(I) of the Code.

2.	At the close of each taxable year, at least 95 percent of Holdings' gross income consists of (i) the items of income described in paragraph 1 hereof (other than those described in Section 856(c)(3)(I) of the Code), (ii) gain realized from the sale or other disposition of stock or securities which are not property described in Section 1221(a)(1) of the Code, (iii) interest, (iv) dividends, and (v) income derived from payments to Holdings on interest rate swap or cap agreements, options, futures contracts, forward rate agreements and other similar financial instruments entered into to reduce the interest rate risks with respect to any indebtedness incurred or to be incurred to acquire or carry real estate assets, or gain from the sale or other disposition of such an investment as described in section 856(c)(5)(G), in each case within the meaning of Section 856(c)(2) of the Code.

3.	At the close of each quarter of Holdings' taxable years, at least 75 percent of the value of Holdings' total assets (as determined in accordance with Treasury Regulations Section 1.856-2(d)) has consisted of and will consist of real estate assets within the meaning of Sections 856(c)(4) and 856(c)(5)(B) of the Code, cash and cash items (including receivables which arise in the ordinary course of Holdings' operations, but not including receivables purchased from another person), and Government Securities; unless (a) the test described in this paragraph (3) has been satisfied as of the end of the immediately preceding quarter of Holdings' taxable year, (b) such test is not satisfied as the result of the acquisition of a security or property during the current quarter of Holdings' taxable year, (c) Holdings delivers within 10 days of the end of the current quarter of Holdings' taxable year to Buyer notice that such test is not satisfied, (d) such test is satisfied within the 30 day period as provided under section 856(c)(4), and (e) an officer of Holdings certifies as to such satisfaction within such 30 day period, and provides documentation, reasonably satisfactory to Buyer evidencing such satisfaction.

4.	At the close of each quarter of each of Holdings' taxable years, (a) not more than 25 percent of

Holdings' total asset value will be represented by securities (other than those described in paragraph 3), (b) not more than 20 percent of Holdings' total asset value will be represented by securities of one or more taxable REIT subsidiaries, and (c) (i) not more than 5 percent of the value of Holdings' total assets will be represented by securities of any one issuer (other than Government Securities and securities of taxable REIT subsidiaries), and (ii) Holdings will not hold securities possessing more than 10 percent of the total voting power or value of the outstanding securities of any one issuer (other than Government Securities, securities of taxable REIT subsidiaries, and securities of a qualified REIT subsidiary within the meaning of Section 856(i) of the Code); unless (d) the tests described in this paragraph (4) have been satisfied as of the end of the immediately preceding quarter of Holdings' taxable year, (e) any of the tests described in this paragraph (4) are not satisfied as the result of the acquisition of a security or property during the current quarter of Holdings' taxable year, (f) Holdings delivers within 10 days of the end of the current quarter of Holdings' taxable year to Buyer notice that such test is not satisfied, (g) such test is satisfied within the 30 day period as provided under section 856(c)(4), and (h) an officer of Holdings certifies as to such satisfaction within such 30 day period, and provides documentation, reasonably satisfactory to Buyer evidencing such satisfaction.

IN WITNESS WHEREOF, I have set my hand this            day of                 ,                 .

By:

Name:

Title:

SCHEDULE 1 TO OFFICER'S COMPLIANCE CERTIFICATE
CALCULATIONS OF FINANCIAL COVENANTS
As of the quarter ended [Date]

I.	Adjusted Tangible Net Worth
1.	Net Worth (book)	$
Plus:
2.	Subordinated Debt (maturity > CSFB line maturity)	$
I.(a)	Total of items 1-2	$
Less:
3.	Capitalized servicing balance	$
4.	Goodwill	$
5.	Receivables or advances due from shareholders, affiliates, employees or related parties	$
6.	Trademarks	$
7.	Capitalized organizational expenses	$
8.	Copyrights	$
9.	Tradenames	$
10.	Restricted Cash	$
11.	Deferred Charges	$
12.	Prepaid assets	$
13.	Investments in related entities, partnerships	$
14.	Any other intangible assets	$
I.(b)	Total of items 3-14	$
I.(c)	Actual Adjusted Tangible Net Worth (a minus b)	$
	Adjusted Tangible Net Worth Covenant	$
	Compliance?	Yes/No
II.	Leverage Ratio
	Total Debt divided by Adjusted Tangible Net Worth – Actual	xx.x
	Leverage Covenant	xx.x
	Compliance?	Yes/No

SCHEDULE 2 TO OFFICER'S COMPLIANCE CERTIFICATE

INDEBTEDNESS as of

LENDER	TOTAL COMMITMENT	OUTSTANDING INDEBTEDNESS	EXPIRATION DATE

SCHEDULE 3 TO OFFICER'S COMPLIANCE CERTIFICATE

PURCHASED MORTGAGE LOANS

SCHEDULE 4 TO OFFICER'S COMPLIANCE CERTIFICATE

OVERALL MORTGAGE LOAN ORIGINATIONS

MORTGAGE LOAN TYPE	TOTAL NUMBER OF MORTGAGE LOANS ORIGINATED	AGGREGATE PRINCIPAL BALANCE OF MORTGAGE LOANS ORIGINATED
Alt-A Mortgage Loans
Conforming Mortgage Loans
HELOCs
Jumbo Mortgage Loans
Second Lien Mortgage Loans
Sub-Prime Mortgage Loans

SCHEDULE 5 TO OFFICER'S COMPLIANCE CERTIFICATE

Interest Rate Protection Agreements

SCHEDULE 6 TO OFFICER'S COMPLIANCE CERTIFICATE
CALCULATIONS FOR REIT QUALIFICATION
As of the quarter ended [Date]

I.	75% of Gross Income (section 856(c)(3)):
1.	Gross income for quarter	$
2.	Qualifying income under section 856(c)(3)	$
3.	Line 2 divided by Line 1 (cannot be less than 0.75)
II.	95% of Gross Income (section 856(c)(2)):
4.	Qualifying income under section 856(c)(2)
5.	Line 4 divided by Line 1 (cannot be less than 0.95)
III.	75% of Total Assets (section 856(c)(4)(A)):
6.	Value of total assets	$
7.	Qualifying assets under section 856(c)(4)(A)	$
8.	Line 7 divided by Line 6 (cannot be less than 0.75)
IV.	25% of Total Assets (section 856(c)(4)(B)(i)):
9.	Value of securities held (other than those included in Line 7)	$
10.	Line 9 divided by Line 6 (cannot be more than 0.25)
V.	20% of Total Assets (section 856(c)(4)(B)(ii)):
11.	Value of securities of one or more taxable REIT subsidiaries	$
12.	Line 11 divided by Line 6 (cannot be more than 0.2)
VI.	5% of Total Assets (section 856(c)(4)(B)(iii)(I)):
13.	Value of securities held of each issuer (except for those included in Line 7 or Line 11)
14.	Line 13 divided by Line 6 (cannot be more than 0.05)